SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2011

SINO PAYMENTS, INC.

 (Exact name of Company as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Unit T25, GF Bangkok Bank Bldg. 18 Bonham Strand West Sheung Wan, Hong Kong (Address of principal executive offices) Phone: (877) 205-6270 (Company’s Telephone Number)

Copy of all Communications to:

Carrillo, Huettel & Zouvas, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINO PAYMENTS, INC.

Form 8-K

Current Report

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 4, 2011, Anthony Robinson resigned as a member of the Company’s Board of Directors.  The resignation did not involve any disagreement with the Company.

On May 4, 2011, Raymond Lee (“Mr. Lee”) was appointed as a member of the Company’s Board of Directors.  On May 4, 2011, Mr. Lee accepted the appointment.

The biography for Mr. Lee is set forth below:

RAYMOND LEE.  Raymond Lee is an accomplished business consultant and operations manager with over fifteen years of corporate experience managing various business sectors including sales, marketing, and operations; developing corporate infrastructure; implementing systems integration; creating strategic business alliances; and integrating solutions to meet customer demands.  Since 2008, Mr. Lee has been responsible for managing outsourcing, consulting and systems integration as Managing Director of Atos Origin (Hong Kong).  Prior to joining Atos, Mr. Lee served as Vice President of Consulting at BEA Systems from November 2007 to June 2008, where he successfully managed sixty employees in Sales and Services.  From August 2004 to October 2007, Mr. Lee worked for Unisys as Vice President & General Manager of Systems and Technology, managing eighty employees in sales and marketing and leading the company’s technology and infrastructure division.  Mr. Lee gained additional management experience from July 1999 to December 2003 as Vice President of Sales and Marketing for SRS Labs and Advance Micro Devices.  During the 1990’s, Mr. Lee held various senior management positions with major information technology companies and high technology vendors in Asia Pacific.  In light of Mr. Lee’s prior executive and director positions and demonstrated success in business development, consulting, and management in the Asia Pacific region, the Board of Directors believed it was in the Company’s best interest to appoint Mr. Lee as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO PAYMENTS, INC.
Date: May 6, 2011	By: /s/ Matthew Mecke
Matthew Mecke
Chief Executive Officer, President & Director